UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025 (November 22, 2024)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

B1601 Oriental Impression Building 2 Liansheng Road, Humen Town Dongguan, Guangdong Province, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) (769) 8572 9133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about November 22, 2024, the management (and accounting personnel) of Fortune Valley Treasures, Inc., a Nevada corporation (the “Company”), identified material errors in the previously released financial statements for the three months ended March 31, 2024, and June 30, 2024 (collectively, the “Non-Reliance Periods”) and concluded that such financial statements should no longer be relied upon.

The errors discovered for the Non-Reliance Periods relate to the Non-Reliance Periods’ trial balances containing discrepancies, including, without limitation, with respect to one of the Company’s subsidiaries, Dongguan Fusheng Drinking Water Co., Ltd., a discrepancy in the undistributed profits balances, from the ending balances at December 31, 2023, the end date of the Company’s last audited financial statements. The Company’s management is currently endeavoring to make the necessary corrections. The required corrections are expected to impact adversely the Company’s previously reported balance sheets and statements of operations for the Non-Reliance Periods.

The Company’s management has concluded that it is appropriate to correct the errors in accounting in the Company’s financial statements for the Non-Reliance Periods included in the applicable Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), by restating such financial information as the impact of the errors in the financial statements is expected to be material to the financial statements for the Non-Reliance Periods (the “Restatement”). In addition, the Company expects to further revise the financial statements for the Non-Reliance Periods to make other unrelated and immaterial revisions. The Company will disclose in the to-be-filed Amended Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, and June 30, 2024, respectively, the restated financial statements for the Non-Reliance Periods. As a result, the financial statements for the Non-Reliance Periods should no longer be relied on. Similarly, any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon.

Management has assessed the effect of the Restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. As a result of the analysis of the cause of the Restatement, the Company will continue to report a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that the Company’s disclosure controls and procedures and internal control over financial reporting are effective. As a result of the material weaknesses, the Company continues to believe that its internal control over financial reporting was not effective, and its disclosure controls and procedures were not effective for the Non-Reliance Periods.

The Company’s management has discussed the matters disclosed in this Item 4.02 with Astra Audit & Advisory LLC, the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 13, 2025.

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yuwen Li
Name:	Yuwen Li
Title:	Chief Executive Officer